PROMISSORY NOTE

AMOUNT: $180,000.00                                                                       August 1, 2014

FOR VALUE RECEIVED, IIM Global Corporation (hereinafter refer to as the , “Borrower”), promises to pay Penn Investments Inc (hereafter refer to as the  "Lender"), at 5301 Bacara Cove, Lake Mary, Florida 32746, or at such other place as Holder hereof may from time to time designate in writing, the principal sum of One Hundred Eighty Thousand Dollars ($180,000.00), with interest accruing on the unpaid principal at the rate of Fifteen percent (15%) per annum from August 1, 2014 until paid. The aforementioned principal sum represents monies loaned to IIM Global Corporation by Penn Investments Inc to cover the ongoing operational monthly expenses of IIM Global Corporation. The principal and interest under this Promissory Note is payable in full on January 30,2015.This Promissory Note may, in whole or in part, be prepaid without penalty before the maturity date hereof.

Should the “Borrower” default under or otherwise breach this Promissory Note and not cure said default or breach on or before the tenth (10th) day after the Lender gives the Borrower written notice thereof, by personal delivery or certified mailing, all principal remaining unpaid and interest accruing thereon shall, at the option of the lender, become immediately due and payable to the Lender.  Notice shall be deemed given on the date of personal delivery or date of mailing, whichever applies.  No delay or failure in giving notice of said default or breach shall constitute a waiver of the right of the Lender to exercise said right in the event of a subsequent or continuing default or breach.  Furthermore, in the event of such default or breach, the Borrower promises to pay the Lender all collection and/or litigation costs incurred, including reasonable attorney fees and court costs, whether judgment is rendered or not.

This Promissory Note has been entered into and shall be performed in Seminole County, Florida, and shall be construed in accordance with the laws of Florida and any applicable federal statutes or regulations of the United States.  Any claims or disputes concerning this Note shall, be adjudicated in Seminole County, Florida.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

 IIM Global Corporation

                                                  Penn Investments Inc

__/s/ Thomas Szoke ____________________

                           ___/s/ Douglas Solomon ____________

 Signed on behalf of IIM Global Corporation

Signed on behalf of Penn Investments Inc

 By Thomas Szoke, CTO,Executive-VP & Director

By Douglas Solomon, President & CEO